UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Myriad Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

to be held on November 5, 2009

The date of this Supplement is October 28, 2009.

On September 25, 2009, Myriad Genetics, Inc. (the Company) filed a Proxy Statement for its 2009 Annual Meeting of Stockholders (the Annual Meeting). The Company has set November 5, 2009 as the date for the Annual Meeting, which will be held at 9:00 a.m. at the Company’s offices in Salt Lake City, Utah. The record date for determining stockholders entitled to vote at the Annual Meeting was set as the close of business on September 15, 2009.

Included in the Proxy Statement is a proposal to amend the Company’s 2003 Employee, Director, and Consultant Stock Option Plan, as amended (2003 Plan), to increase the number of shares of our common stock available for issuance by 3 million shares. On October 16, 2009 RiskMetrics Group, a provider of proxy advisory and corporate governance solutions to institutional investors, recommended their clients vote against this proposal.

In subsequent discussions with RiskMetrics Group, the Company has agreed that it will amend the 2003 Plan to reduce the number of stock options to be added to the 2003 Plan by 1 million shares. If the proposal for the addition of 3 million shares is approved by the stockholders at the Annual Meeting, following the Annual Meeting the Company’s Board of Directors will amend the 2003 Plan to provide that an additional 2 million shares instead of 3 million shares will be available for issuance under the 2003 Plan. The reduced number of options available for grant will reduce the potential dilutive impact of the 2003 Plan to stockholders compared to the original proposal.

Additional Plan Information

In the Proxy Statement the Company disclosed that, as of September 16, 2009, there were 15.47 million stock options outstanding with a weighted average exercise price of $16.96 and a weighted average remaining life of 6.8 years. The following table sets forth additional information regarding stock options outstanding as of September 16, 2009:

	Vested Options Outstanding (in millions)	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life
Substantially in-the-money options outstanding in excess of six years	1.83	$9.04	2.55
Other options outstanding in excess of six years	1.21	$25.23	1.34
All options outstanding less than six years	12.43	$17.32	7.92

“Substantially in-the-money options outstanding in excess of six years” is defined by RiskMetrics Group as Myriad Genetics, Inc. options with an exercise price of less than $20. Additional information regarding these options is as follows:

Grant Date	Remaining Contractual Life	Exercise Price	Vested Options
9/9/2003	3.98	$4.44	264,042
9/4/2003	3.97	$4.43	36,506
2/13/2003	3.41	$3.80	271,720
11/13/2002	3.16	$6.32	19,000
8/16/2002	2.92	$8.68	314,379
7/26/2002	2.86	$6.98	8,650
2/22/2002	2.44	$12.64	392,165
1/14/2002	2.33	$16.50	1,000
1/7/2002	2.31	$17.26	2,000
12/17/2001	2.25	$19.43	2,000
11/19/2001	2.18	$18.51	6,000
11/8/2001	2.15	$18.13	141,000
9/10/2001	1.98	$14.74	204
7/13/2001	1.82	$16.78	12,000
5/14/2001	1.66	$19.76	5,696
4/5/2001	1.55	$10.88	610
2/23/2001	1.44	$18.60	10,000
4/20/2000	0.59	$8.86	338,978

Total substantially in-the-money options outstanding in excess of six years			1,825,950